SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2005

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS

(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

                                               Not Applicable

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2005, American Mortgage Acceptance Company (“AMAC”) announced that Stuart J. Boesky will step down from his position as Chairman, Chief Executive Officer and President of AMAC, effective November 15, 2005.

The Board of Trustees has appointed Jeff T. Blau as interim Chairman and Chief Executive Officer and Marc D. Schnitzer as President. CharterMac’s Board of Trustees has begun a search for a new Chief Executive Officer for both CharterMac and AMAC and will look at both internal and external candidates.

Mr. Blau, 37, is a managing trustee and the President of The Related Companies, L.P. (“TRCLP”) and over the past 15 years he has been responsible for directing and overseeing new developments worth over $10 billion in virtually every sector of the real estate industry. In his position as President of TRCLP, he is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies. TRCLP currently holds a 13% economic interest in CharterMac. Mr. Blau completed his undergraduate studies at the University of Michigan and has a Masters in Business Administration from the Wharton School of the University of Pennsylvania.

Mr. Schnitzer, 44, had previously been a Senior Vice President of AMAC and will now take on the role of President. Mr. Schnitzer is also a Managing Trustee and President of CharterMac, the Chief Executive Officer of RCC and a member of the board of directors of CharterMac Mortgage Capital. Mr. Schnitzer directs RCC’s Tax Credit Group, which has invested in excess of $4.5 billion in affordable housing tax credit properties since 1987. Mr. Schnitzer is also responsible for structuring and marketing RCC’s institutional tax credit offerings. Mr. Schnitzer is a member of the executive committee of the board of directors of the National Multi Housing Council and a Vice President and member of the Executive Committee of the Affordable Housing Tax Credit Coalition. He is a frequent speaker at industry conferences sponsored by the National Council of State Housing Agencies and the National Housing and Rehabilitation Association. Mr. Schnitzer joined RCC in 1988 after receiving a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987. From 1983–1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University in 1983.

The press release issued by AMAC in connection with this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 99.1  Press Release dated November 8, 2005, “American Mortgage Acceptance Company Announces Management Changes”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Mortgage Acceptance Company

(Registrant)

BY:	/s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

November 8, 2005